UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Act of 1934

Date of Report (Date of earliest event reported): June 29, 2005

WILD OATS MARKETS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-21577	84-1100630
(State or other jurisdiction of	Commission File Number	(I.R.S. Employer
incorporation or organization)		Identification Number)

3375 Mitchell Lane

Boulder, Colorado 80301

(Address of principal executive offices, including zip code)

(303) 440-5220

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 8.01 Other Events.

Debentures. On July 1, 2005, Wild Oats Markets, Inc. (the "Company") gave notice of its irrevocable election to satisfy in cash 100% of the $115 million principal amount of its 3.25% Convertible Senior Debentures due 2034 (the "Debentures") to be converted on or after July 1, 2005. Such notice was given pursuant to Section 15.03(d) of that certain Indenture between the Company and U.S. Bank National Association ("U.S. Bank") dated June 1, 2004. The Company maintains the right to satisfy the remainder of the conversion obligation to the extent it exceeds the principal amount in cash or common stock or a combination of cash and common stock pursuant to Section 15.03(d) of the Indenture.

Credit Facility. The Company and its lenders amended the Loan and Security Agreement dated March 31, 2005 (filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the period ended April 2, 2005), to change the calculation of the dates on which a certain periodic certificate and a periodic report are due from the Company. The Company does not consider the First Amendment to Loan and Security Agreement to be a material contract, but does consider it to be an amendment to a material contract. The First Amendment to Loan and Security Agreement is filed hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits. The following is filed as an exhibit to this Current Report on Form 8-K:

Exhibits No.    Description

Exhibit 99.1     First Amendment to Loan and Security Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Wild Oats Markets, Inc.

By: /s/ Freya R. Brier

Freya R. Brier

Executive Officer

Date: July 5, 2005

EXHIBIT INDEX

Exhibit No.    Description

Exhibit 99.1     First Amendment to Loan and Security Agreement.